                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65049) pertaining to the Hardinge Inc. Savings Plan of our report dated January 21, 2000, with respect to the consolidated financial statements of Hardinge Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

Syracuse, New York
March 9, 2000